Exhibit 10.34
NOBLE CORPORATION
PERFORMANCE-VESTED RESTRICTED STOCK AGREEMENT
THIS AGREEMENT, made as of the                      day of                     , by and between NOBLE CORPORATION, a Cayman Islands exempted company limited by shares (the “Company”), and «First_Name» «MI» «Last_Name» (“Employee”);
W I T N E S S E T H:
WHEREAS, the committee (the “Committee”) acting under the Company’s 1991 Stock Option and Restricted Stock Plan, as amended (the “Plan”), has determined that it is desirable to award shares of performance-vested restricted stock to Employee under the Plan; and
WHEREAS, pursuant to the Plan, the Committee has determined that the shares of performance-vested restricted stock so awarded shall be subject to the restrictions, terms and conditions of this Agreement;
NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1. Performance-Vested Restricted Stock Award. On the terms and conditions and subject to the restrictions, including forfeiture, hereinafter set forth, the Company hereby makes to Employee a performance-vested restricted stock award (the “Award”) of an aggregate of «PVRS» ordinary shares (the “Restricted Shares”), par value U.S. $0.10 per share (“Ordinary Shares”), of the Company. The Award is made effective as of the date hereof (the “Effective Date”). The Restricted Shares shall be issued to Employee, subject to forfeiture as herein provided, without the payment of any cash consideration by Employee. A certificate representing the Restricted Shares shall be issued in the name of Employee as of the Effective Date and delivered to Employee on the Effective Date or as soon thereafter as practicable. Employee shall cause the certificate representing the Restricted Shares, upon receipt thereof by Employee, to be deposited, together with stock powers and any other instrument of transfer reasonably requested by the Company duly endorsed in blank, with the Company pursuant to an escrow agreement substantially in the form of Exhibit A hereto (the “Escrow Agreement”). The Restricted Shares shall be delivered to the Employee upon vesting or assigned and transferred to and reacquired and canceled by the Company upon forfeiture, as hereinafter set forth, and in accordance with the terms and conditions of the Escrow Agreement. Unless and until the Restricted Shares are delivered to Employee upon vesting, the Restricted Shares shall not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of by Employee in any manner.

2. Vesting/Forfeiture.
(a) Except as set forth in Section 3 of this Agreement, (i) the Award shall not be fully vested immediately but shall be subject to forfeiture in accordance with the restricted period and performance measurement determined by the Committee and set forth on Schedule I hereto and (ii) the termination of the forfeiture provisions applicable to the Restricted Shares shall be conditioned upon the continuous employment of Employee by the Company or an Affiliate from the date of this Agreement to the applicable date of vesting.
(b) Upon and to the extent of the achievement of the performance measurement hereunder with respect to the Restricted Shares, as determined by the Committee, the shares with respect to which such performance measurement has been achieved shall vest in Employee in accordance with Schedule I hereto, and Employee shall be entitled to have delivered to him a new certificate, without the legend referenced in Section 9 of this Agreement, for the number of such vested Ordinary Shares.
(c) If the employment of Employee by the Company or an Affiliate terminates at any time prior to determination of vesting/forfeiture except on account of (i) death, Disability or Retirement of Employee or (ii) a Change in Control (as defined in Section 3(c)) of the Company, then, subject to Section 3(b), the Restricted Shares shall be forfeited and automatically transferred to and reacquired and canceled by the Company. Transfer of employment without interruption of service between or among the Company and any of its Affiliates shall not be considered a termination of employment.
3. Acceleration of Vesting and Termination of Forfeiture Provisions.
(a) The vesting of this Award and the termination of the forfeiture provisions hereof are subject to acceleration upon the occurrence of (i) the death, Disability or Retirement of Employee or (ii) a Change in Control of the Company (whether with or without termination of employment of Employee by the Company or an Affiliate). Upon the occurrence of any of the events specified in (i) of this subsection (a),
(A)	the Restricted Shares comprising the Award shall be prorated based on the number of months of actual service by Employee during the three years in the period ended December 31, 20 _____, and

(B)	the determination of vesting shall be made in accordance with Section 2(b) of this Agreement.
Upon the occurrence of the event specified in (ii) of this subsection (a),
(A)
a number of shares equal to 66.7 percent of the Restricted Shares (which equates to the target for this Award) shall immediately become vested and no longer be subject to any forfeiture provisions of this Agreement,

(B)	Employee shall be entitled to have delivered to him a new certificate, without the legend referenced in Section 9 of this Agreement, for such number of vested Ordinary Shares, and

(C)	the balance of 33.3 percent of the Restricted Shares shall be forfeited.

(b) Notwithstanding anything contained herein to the contrary, the Committee shall have the right to cancel all or any portion of any outstanding restrictions prior to the expiration of such restrictions with respect to any or all of the Restricted Shares on such terms and conditions as the Committee may, in writing, deem appropriate.
(c) For purposes of this Agreement, the following term shall have the indicated meaning:
Change in Control: The term “Change in Control” means (i) a determination by the Committee that any person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) has become the direct or indirect beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 50 percent of the Voting Stock of the Company; (ii) the Company is merged or amalgamated with or into or consolidated with another corporation and, immediately after giving effect to the merger, amalgamation or consolidation, less than 50 percent of the outstanding voting securities entitled to vote generally in the election of directors or persons who serve similar functions of the surviving or resulting entity are then beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) in the aggregate by (x) the members of the Company immediately prior to such merger, amalgamation or consolidation, or (y) if a record date has been set to determine the members of the Company entitled to vote on such merger, amalgamation or consolidation, the members of the Company as of such record date; (iii) the Company either individually or in conjunction with one or more subsidiaries of the Company, sells, conveys, transfers or leases, or the subsidiaries of the Company sell, convey, transfer or lease, all or substantially all of the property of the Company and the subsidiaries of the Company, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of the subsidiaries of the Company, to any Person (other than a Wholly Owned Subsidiary); (iv) the liquidation or dissolution of the Company; or (v) the first day on which a majority of the individuals who constitute the board of directors of the Company are not Continuing Directors. For purposes of this definition, “Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors (or comparable body) of such Person; “Person” means any individual, corporation, limited liability company, partnership, joint venture, joint stock company, unincorporated organization or government or any agency or political subdivision thereof; “Capital Stock” in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person; “Wholly Owned Subsidiary” means any subsidiary of the Company of which 100 percent of the total Voting Stock (other than directors’ qualifying shares) is at the time owned by the Company, either directly or indirectly through ownership of one or more subsidiaries of the Company; and “Continuing Director” means an individual who (A) is a member of the board of directors of the Company and (B) either (I) was a member of the board of directors of the Company on the Effective Date or (II) whose nomination for election or election to the board of directors of the Company was approved by a vote of at least 66-2/3 percent of the Continuing Directors who were members of the board of directors of the Company at the time of such nomination or election. Notwithstanding the foregoing, or anything to the contrary set forth herein, a transaction will not be considered to be a Change in

Control if (i) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (ii) (A) immediately following that transaction, the then outstanding shares of common stock (or equivalent security) of such holding company and the combined voting power of the then outstanding voting securities of such holding company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the outstanding Voting Stock and outstanding voting securities of the Company immediately prior to such transaction in substantially the same proportion as their ownership, immediately prior to such transaction, of the outstanding Voting Stock and outstanding voting securities of the Company, as the case may be, or (B) the shares of outstanding voting securities of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the outstanding voting securities of such holding company immediately after giving effect to such transaction.
4. Escrow Agreement. In accordance with Section 20(b) of the Plan, the Committee has approved the form of Escrow Agreement and prescribed its use hereunder in order to enforce the restrictions, terms and conditions applicable to the Restricted Shares.
5. Rights as Member. Upon the issuance of a certificate or certificates representing the Restricted Shares to Employee, Employee shall become the owner thereof for all purposes and shall have all rights as a member of the Company, including, without limitation, voting rights and the right to receive dividends and distributions, with respect to the Restricted Shares, subject to the forfeiture provisions hereof and the following provisions of this Section 5. If the Company shall pay or declare a dividend or make a distribution of any kind, whether due to a reorganization, recapitalization or otherwise, with respect to the Ordinary Shares constituting the Restricted Shares, then the Company shall pay or make such dividend or other distribution with respect to the Restricted Shares.
6. Agreements Regarding Withholding Taxes.
(a) Employee may elect, within 30 days of the Effective Date and on notice to the Company, to realize income for United States federal income tax purposes equal to the Fair Market Value of the Restricted Shares on the date of award, which shall be the Effective Date. In such event, Employee shall make arrangements satisfactory to the Committee to pay in the year of such award any United States federal, state or local taxes required to be withheld with respect to such shares. If Employee fails to make such payments, the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct in the year of such award any United States federal, state or local taxes of any kind required by law to be withheld with respect to such Ordinary Shares.
(b) (i) No later than the date of the lapse of the restrictions on any of the Restricted Shares set forth herein, Employee will make arrangements satisfactory to the Committee regarding payment of any United States federal, state or local taxes (or foreign taxes) of any kind required by law to be withheld with respect to the Restricted Shares with respect to which such restrictions have lapsed.

(ii) (A) Unless and until the Committee shall determine otherwise and provide notice to Employee in accordance with Section 6(b)(ii)(B) of this Agreement, Employee shall satisfy the obligation of Employee under Section 6(b)(i) of this Agreement by delivery to the Company or its Affiliates of Restricted Shares to which Employee shall be entitled upon the vesting thereof, valued at the Fair Market Value of such shares at the time of such delivery to the Company or its Affiliates.
(B) The Committee may determine, after the Effective Date and on notice to the Employee, to authorize one or more arrangements (in addition to the arrangement prescribed in Section 6(b)(ii)(A) of this Agreement) satisfactory to the Committee for Employee to satisfy the obligation of Employee under Section 6(b)(i) of this Agreement.
(iii) If Employee does not, for whatever reason, satisfy the obligation of Employee under Section 6(b)(i) of this Agreement, then the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to Employee any United States federal, state or local taxes (or foreign taxes) of any kind required by law to be withheld with respect to the Restricted Shares with respect to which the restrictions set forth herein have lapsed.
7. Non-Assignability. The Award is not assignable or transferable by Employee.
8. Capital Adjustments. If any of the following events shall occur at any time while the Award is outstanding and any Restricted Shares have not either become vested or been forfeited, the following adjustments shall be made in the number of Ordinary Shares then constituting the Restricted Shares under the Award, as determined appropriate by the Committee:
(a) Share Dividend or Split; Combination. If the Company pays a dividend on its outstanding Ordinary Shares in Ordinary Shares or subdivides its outstanding Ordinary Shares into a greater number of Ordinary Shares, the number of Ordinary Shares then subject to the Award shall be proportionately increased. Conversely, if the outstanding Ordinary Shares are combined into a smaller number of Ordinary Shares, the number of Ordinary Shares then subject to the Award shall be proportionately reduced. An adjustment made pursuant to this Section 8(a) shall become effective as of the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.
(b) Recapitalization or Reorganization. In case of any recapitalization or reclassification of the Ordinary Shares, or any merger, amalgamation or consolidation of the Company with or into one or more other corporations, or any sale of all or substantially all the assets of the Company, as a result of which the holders of the Ordinary Shares receive other stock, securities or property in lieu of or in addition to, but on account of, their Ordinary Shares, the Company shall make or cause to be made lawful and adequate provision whereby, upon the vesting of the Award after the record date for the determination of the holders of Ordinary Shares entitled to receive such other stock, securities or property, the Employee shall receive, in addition to or in lieu of the Ordinary Shares with respect to which the Award has vested, the shares of stock, securities or other property which would have been allocable to such Ordinary Shares had the Award vested immediately prior to such record date. The subdivision or combination of Ordinary Shares at any time outstanding into a greater or smaller number of Ordinary Shares shall not be deemed to be a recapitalization or reclassification of the Ordinary Shares for the purposes of this Section 8(b).

9. Legend. Each certificate representing Restricted Shares shall conspicuously set forth on the face or back thereof, in addition to any legends required by applicable law or other agreement, a legend in substantially the following form:
THE ORDINARY SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO THE TERMS OF THE NOBLE CORPORATION 1991 STOCK OPTION AND RESTRICTED STOCK PLAN AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, DISCOUNTED, EXCHANGED, PLEDGED OR OTHERWISE ENCUMBERED OR DISPOSED OF IN ANY MANNER EXCEPT AS SET FORTH IN THE TERMS OF THE AGREEMENT EMBODYING THE AWARD OF SUCH SHARES DATED                     , 200     . A COPY OF SUCH PLAN AND AGREEMENT IS ON FILE IN THE OFFICES OF THE CORPORATION.
10. Defined Terms; Plan Provisions. Unless the context clearly indicates otherwise, the capitalized terms used (and not otherwise defined) in this Agreement shall have the meanings assigned to them under the provisions of the Plan. By execution of this Agreement, Employee agrees that the Award and the Restricted Shares shall be governed by and subject to all applicable provisions of the Plan. This Agreement is subject to the Plan, and the Plan shall govern where there is any inconsistency between the Plan and this Agreement.
11. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to the principles of conflicts of laws thereof, except to the extent Texas law is preempted by Federal law of the United States or by the laws of the Cayman Islands.
12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.
13. Entire Agreement; Amendment. This Agreement, together with any Schedules and Exhibits and any other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter hereof. To the fullest extent provided by applicable law, this Agreement may be amended, modified and supplemented by mutual consent of the parties hereto at any time, with respect to any of the terms contained herein, in such manner as may be agreed upon in writing by such parties.

14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if directed in the manner specified below, to the parties at the following addresses and numbers:
(a) If to the Company, when delivered by hand, confirmed fax or mail (registered or certified mail with postage prepaid) to:
Noble Corporation
13135 S. Dairy Ashford, Suite 800
Sugar Land, Texas 77478
Attention: Chief Executive Officer
Fax: 281-276-6316
With a copy to:
Chairman of Compensation Committee
c/o Noble Corporation
13135 S. Dairy Ashford, Suite 800
Sugar Land, Texas 77478
Fax: 281-276-6316
(b) If to Employee, when delivered by hand, confirmed fax or mail (registered or certified mail with postage prepaid) to:
The address and number, if any, set forth opposite
Employee’s signature below
Either party may at any time give to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice the address or addresses therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.
15. Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.
16. Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.
17. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement, and shall not affect in any manner the meaning or interpretation of this Agreement.
18. Gender. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

19. References. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words “include,” “includes” and “including” are used in this Agreement, such words shall be deemed to be followed by the words “without limitation.”
IN WITNESS WHEREOF, the Company and Employee have executed this Agreement as of the date first above written.

NOBLE CORPORATION
By:	/s/ Julie J. Robertson
	Name:	Julie J. Robertson
	Title:	Executive Vice President and Corporate Secretary

Address and fax number, if any:
Name of Employee: «First_Name» «MI» «Last_Name»
13135 S. Dairy Ashford, Suite 800
Sugar Land, Texas 77478
Fax: 281-276-6316

SCHEDULE I
NOBLE CORPORATION
PERFORMANCE MEASURES FOR THE                      PERFORMANCE CYCLE
AWARD OF PERFORMANCE-VESTED RESTRICTED STOCK
The Committee has determined that the following restricted period and performance measures shall be applicable to the Award of Restricted Shares represented hereby:
1. Restricted Period. The restricted period for the Restricted Shares shall extend from the Effective Date of the Award through December 31, 20 _____, and thereafter until such time as vesting or forfeiture of the Restricted Shares is confirmed, as determined by the Committee, based on achievement of the performance measures specified in paragraph 2 below.
2. FOLLOWING WILL BE CHANGED BY COMPANY FOR NEW CYCLE Performance Measures. The performance measure used to determine the extent of vesting of the Restricted Shares is the cumulative total member (shareholder) return (“TSR”) for the Ordinary Shares of the Company for the three year period beginning on the first NYSE trading day of 2008 and ending on the last NYSE trading day of 2010 (the “Performance Cycle”). Fifty Percent (50%) of the award will be earned/vested based on the Company’s TSR performance relative to the companies within the Dow Jones U.S. Oil Equipment & Services Index (the “Index”) and fifty percent (50%) of the award will be earned/vested based on the Company’s TSR performance relative to a specific competitor group composed of seven drilling companies (the “Competitor Group”). The seven drilling companies comprising the Competitor Group are Diamond Offshore Drilling, Inc., ENSCO International Inc., Helmerich & Payne, Inc., Nabors Industries, Ltd., Pride International, Inc., Rowan Companies, Inc. and Transocean, Inc.
TSR for the Performance Cycle shall be defined and calculated as follows, where “Beginning Price” is the closing price on the first NYSE trading day of 2008 and “Ending Price” is the closing price on the last NYSE trading day of 2010, in each case as applied to the applicable equity security:
TSR = (Ending Price – Beginning Price + dividends per share paid*)
Beginning Price

*
Stock dividends paid in securities rather than cash in which there is a distribution of less than 25 percent of the outstanding shares (as calculated prior to the distribution) shall be treated as cash for purposes of this calculation.

The companies comprising the Index on the last NYSE trading day of the Performance Cycle shall be the companies used in the comparison for determining the Company’s percentile rank relative to the companies in the Index. Any company in the Index on the last NYSE trading date of the Performance Cycle that entered the Index after the first NYSE trading date of the Performance Cycle will, for the purpose of calculating the TSR of the companies in the Index, be added into the Index only as of the time such company entered the Index. For example, if a company enters the Index on March 30, 2009 and is in the Index on December 31, 2010, the entering company’s performance for comparison purposes relative to the Company and the other companies in the Index will be included only from March 30, 2009.

The companies comprising the Competitor Group on the last NYSE trading day of the Performance Cycle shall be the companies used in the comparison for determining the Competitor Group performance measurement. If a Competitor Group company’s common equity security is no longer publicly traded on the last NYSE trading day of the Performance Cycle, then an appropriate proportionate adjustment will be effected over the remaining number of companies in the Competitor Group in making the determination of the Competitor Group measure; provided, however, that if the number of companies comprising the Competitor Group on the last NYSE trading day of the Performance Cycle is less than five, then, notwithstanding anything contained herein to the contrary, one hundred percent (100%) of the award will be based on performance relative to the companies in the Index, determined as described above, and the Competitor Group performance measure shall be inapplicable and not used in determining the overall performance measure for vesting. Any proportionate adjustment to the Competitor Group vesting schedule will be made on the following basis with interpolation between these values:

Percentile Rank	Vesting Applicable
100	100.0%
75	67.7%
50	42.7%
35	25.0%
<35	0.0%
Notwithstanding anything contained herein to the contrary, the Company must have positive TSR for the Performance Cycle for any of the Restricted Shares to vest.
The number of the Restricted Shares vesting, if at all, over the Performance Cycle shall be determined in accordance with the vesting matrix set forth on Annex I to this Schedule I.
3. Administrative Matters. The Committee shall confirm the vesting or forfeiture of the Restricted Shares as soon as reasonably practicable after the completion of the Performance Cycle and, in any event, within two months after the calculation of the TSR for the Ordinary Shares and the Index. Employee shall be given notice of the confirmation of vesting of all or part of the Restricted Shares.

ANNEX I TO SCHEDULE I
                     Performance Cycle
Performance-Vested Restricted Stock Performance Vesting Matrix
Index Performance Matrix
                     Performance Cycle
Performance-Vested Restricted Stock Performance Vesting Schedule

		Percentage of	Percentage of
TSR For Ordinary Shares of the Company		the Target	Restricted Shares
Relative to the Index		Vesting	Vesting
Percentile
90 and greater	(maximum)	150%	100.0%
85		133%	88.7%
80		117%	78.0%
75	(target)	100%	66.7%
70		93%	62.0%
65		86%	57.3%
60		79%	52.7%
55		71%	47.3%
50		64%	42.7%
45		57%	38.0%
40	(threshold)	50%	33.3%
Below 40		0%	0%
Competitor Group Performance Matrix (based on the number of companies in the Competitor Group on the date of this Agreement):
                     Performance Cycle
Performance-Vested Restricted Stock Performance Vesting Schedule

		Percentage of	Percentage of
TSR For Ordinary Shares of the Company		the Target	Restricted Shares
Relative to the Index		Vesting	Vesting
Percentile
100	(maximum)	150.0%	100.0%
87.5		141.6%	94.4%
75	(target)	102.0%	67.7%
62.5		82.1%	54.7%
50		63.8%	42.7%
37.5	(threshold)	42.0%	28.0%
Below 35		0%	0%
Values between those listed will be interpolated.

EXHIBIT A
NOBLE CORPORATION
ESCROW AGREEMENT
FOR PERFORMANCE-VESTED RESTRICTED STOCK AWARD
THIS ESCROW AGREEMENT, made as of the                      day of                     , by and among Noble Corporation, a Cayman Islands exempted company limited by shares (the “Company”), «First_Name» «MI» «Last_Name» (“Employee”), and the Company, as escrow agent (the “Escrow Agent”), pursuant to a Performance Restricted Stock Agreement dated of even date herewith (the “Restricted Stock Agreement”) between the Company and Employee;
W I T N E S S E T H:
WHEREAS, the Company and Employee desire the Escrow Agent to serve as Escrow Agent for the Deposit Shares (as hereinafter defined) as contemplated by Section 1 of the Restricted Stock Agreement, and the Escrow Agent is willing to serve as Escrow Agent pursuant to the provisions hereof; and
WHEREAS, the Restricted Stock Agreement requires that an Escrow Agreement in the form hereof be entered into by the parties hereto;
NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1. Defined Terms. Each capitalized term used herein and not otherwise defined shall have the meaning accorded thereto in the Restricted Stock Agreement.
2. Deposit of Shares. In order to enforce the restrictions, terms and conditions, including forfeiture, applicable to the Award of Restricted Shares to Employee pursuant to the Restricted Stock Agreement, concurrent with the signing of the Restricted Stock Agreement, Employee has deposited or caused to be deposited with the Escrow Agent the Restricted Shares, together with stock powers duly endorsed in blank by Employee. The shares so deposited with the Escrow Agent and such stock powers are referred to herein collectively as the “Deposit Shares.” The Deposit Shares shall be registered in the name of Employee.
3. Term. The Deposit Shares shall be held by the Escrow Agent in accordance with the terms of this Agreement from the date of deposit until the Deposit Shares have been disposed of by Escrow Agent in accordance with this Agreement.

4. Disposition of the Deposit Shares.
(a) Upon receipt by the Escrow Agent at any time of joint written instructions from the Committee and Employee, the Escrow Agent will deliver the Deposit Shares in accordance with such instructions.
(b) Upon receipt by Escrow Agent of the Committee’s notice that (i) a number of the Restricted Shares specified in such notice has become vested in Employee (the “Vested Shares”) and a number of the Restricted Shares specified in such notice has been forfeited by Employee (the “Forfeited Shares”), (ii) Employee is entitled to delivery of the Vested Shares pursuant to the Restricted Stock Agreement and the Company is entitled to delivery of the Forfeited Shares pursuant to the Restricted Stock Agreement and (iii) the certificate representing the Deposit Shares, together with the stock powers duly endorsed in blank by Employee, should be delivered to the Company, Escrow Agent shall promptly deliver the certificate representing the Deposit Shares and such stock powers to the Company. The Company shall then cause a new certificate representing the number of Vested Shares (with cash in lieu of any fractional share) not required to satisfy the payment of any tax withholding obligation of Employee under the Restricted Stock Agreement to be delivered to Employee and any Forfeited Shares to be delivered to the Company for cancellation.
(c) The Escrow Agent shall not be required to inquire or make any investigation beyond the bounds of this Escrow Agreement in delivering all or any of the Deposit Shares.
5. Certain Agreements of the Company and Employee.
(a) The Company agrees with Employee to give the Escrow Agent prompt notice in accordance with Section 4(b) of this Escrow Agreement in the event of vesting of all or any of the Deposit Shares pursuant to the Restricted Stock Agreement.
(b) Employee acknowledges (i) that the disposition of the Deposit Shares pursuant to Section 4(b) of this Escrow Agreement may be made upon the unilateral action of the Committee, (ii) that even in the event Employee disagrees with the Committee’s notice or makes objection to the Escrow Agent with respect thereto, the Escrow Agent shall nevertheless be required to dispose of the Deposit Shares in accordance with the Committee’s notice and (iii) that any claim or remedy with respect to any dispute Employee has concerning the delivery of all or any of the Deposit Shares to the Company pursuant to this Escrow Agreement or otherwise concerning the Restricted Stock Agreement shall be raised only against the Company so long as the Escrow Agent acts in good faith.
(c) The Company and Employee hereby jointly and severally agree to indemnify, defend and hold harmless the Escrow Agent from and against any and all losses, damages, liabilities and expenses that may be incurred by the Escrow Agent arising out of or in connection with its performance of its duties as Escrow Agent hereunder in accordance with the terms hereof, including any legal costs and expenses of defending itself against any claims or liabilities, including, without limitation, its good faith disbursement of Deposit Shares pursuant to this Escrow Agreement.

6. Escrow Agent.
(a) The Escrow Agent shall not be required to use its own funds in the performance of any of its duties, or in the exercise of any of its rights or powers, with respect to the Deposit Shares.
(b) The Escrow Agent may confer with its counsel with respect to any question relating to its duties or responsibilities hereunder and it shall not be liable for any act done or omitted by it in good faith on advice of counsel. It shall be protected in acting upon any certificate, statement, request, consent, agreement or other instrument whatsoever (not only as to its due execution or the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which it shall in good faith believe to be valid and to have been signed or presented by a proper person or persons. The Escrow Agent shall not be bound by any notice of a claim, or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Escrow Agreement, unless in writing received by it, and if the duties of the Escrow Agent herein are affected, unless it shall have given its prior written consent thereto. The Escrow Agent shall not be liable or responsible for anything done or omitted to be done by it in good faith, it being understood that its liability hereunder shall be limited solely to gross negligence or willful misconduct on its part.
7. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if directed in the manner specified below, to the parties at the following addresses and numbers:
(a) If to the Company, when delivered by hand, confirmed fax or mail (registered or certified mail with postage prepaid) to:
Noble Corporation
13135 S. Dairy Ashford, Suite 800
Sugar Land, Texas 77478
Attention: Chief Executive Officer
Fax: 281-276-6316
With a copy to:
Chairman of Compensation Committee
c/o Noble Corporation
13135 S. Dairy Ashford, Suite 800
Sugar Land, Texas 77478
Fax: 281-276-6316
(b) If to Employee, when delivered by hand, confirmed fax or mail (registered or certified mail with postage prepaid) to:
The address and number, if any, set forth opposite
Employee’s signature on the Restricted Stock Agreement

(c) If to the Escrow Agent, when delivered by hand, confirmed fax or mail (registered or certified mail with postage prepaid) to:
Noble Corporation
13135 S. Dairy Ashford, Suite 800
Sugar Land, Texas 77478
Attention: Escrow — Restricted Stock Award
Fax: 281-276-6316
Any party may at any time give to the others notice in writing of any change of address of the party giving such notice and from and after the giving of such notice the address or addresses therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.
8. Assignment; Binding Effect. This Escrow Agreement is not assignable by the Escrow Agent and shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, personal representatives, successors and permitted assigns.
9. Governing Law. This Escrow Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to the principles of conflicts of laws thereof, except to the extent Texas law is preempted by Federal law of the United States or by the laws of the Cayman Islands.
10. Termination. This Escrow Agreement shall be terminated only upon the delivery of all the Deposit Shares either to Employee as Vested Shares or to the Company as Forfeited Shares, as the case may be, in accordance with the provisions hereof.

IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date first above written.

NOBLE CORPORATION
By:	/s/ Julie J. Robertson
	Name:	Julie J. Robertson
	Title:	Executive Vice President and Corporate Secretary

Name of Employee: «First_Name» «MI» «Last_Name»

NOBLE CORPORATION, as Escrow Agent
By:	/s/ Julie J. Robertson
	Name:	Julie J. Robertson
	Title:	Executive Vice President and Corporate Secretary